Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of St. Lawrence Seaway Corporation (the “Company”) on Form 10-Q for the three-month period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bernard Zimmerman, Principal Executive Officer and Principal Financial Officer certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 11, 2011
Bernard Zimmerman Chairman, President, Principal Executive Officer and Principal Financial Officer